Exhibit 4(c)

DESCRIPTION OF SECURITIES REGISTERED PURSUANT TO
SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934

DESCRIPTION OF COMMON STOCK, PREFERRED STOCK AND DEPOSITARY SHARES

The following description of our common stock, preferred stock and depositary shares is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our restated certificate of incorporation, as amended, and by-laws, as amended, each of which is either filed or incorporated by reference as an exhibit to the Annual Report on Form 10-K to which this exhibit is filed, and applicable Delaware law. References to “we,” “our” and “us” in this description mean Wells Fargo & Company.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock.

Authorized Shares. We are authorized to issue up to 9,000,000,000 shares of common stock, par value $1-2/3 per share.

Listing. Our common stock is listed on the New York Stock Exchange under the symbol “WFC.” Computershare Trust Company, N.A. serves as the transfer agent and registrar for the common stock.

Dividends. Holders of common stock may receive dividends if, when and as declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to any holders of outstanding preferred stock.

Voting Rights. Holders of common stock have the exclusive power to vote on all matters presented to our stockholders unless Delaware law or the certificate of designation for an outstanding series of preferred stock gives the holders of that preferred stock the right to vote on certain matters. Each holder of common stock is entitled to one vote per share. Holders of common stock have no cumulative voting rights for the election of directors. This means a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our board of directors.

Other Rights. If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of common stock will receive pro rata, according to shares held by them, any of our remaining assets available for distribution to stockholders after we have provided for payment of all debts and other liabilities, including any liquidation preference for outstanding shares of preferred stock. When we issue securities in the future, holders of common stock have no preemptive rights. This means the holders of common stock have no right, as holders of common stock, to buy any portion of those issued securities. Holders of our common stock have no rights to have their shares of common stock redeemed by us or to convert their shares of common stock into shares of any other class of our capital stock.

Fully Paid. The outstanding shares of common stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares.

Restrictions on Payment of Dividends

We are incorporated in Delaware and are governed by the General Corporation Law of the State of Delaware. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. However, under Delaware law, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.

As a bank holding company, our ability to pay dividends is affected by the ability of our bank and non-bank subsidiaries to pay dividends to us. Various federal laws limit the amount of dividends our national bank subsidiaries can pay to us without regulatory approval. State-chartered banks are subject to state regulations that limit dividends.

The terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on our capital stock, including our common stock, or purchasing, acquiring, or making a liquidation payment on such stock, if an event of default has occurred and is continuing under the applicable indenture or we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing. In addition, the terms of each of our outstanding series of preferred stock prohibit us from declaring or paying any dividends or distributions on our common stock unless all accrued and unpaid dividends for all completed dividend periods with respect to that preferred stock have been paid.

Anti-takeover Provisions Contained in the Certificate of Incorporation and By-laws

Certain provisions of our restated certificate of incorporation and by-laws, each as amended, could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. These provisions may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or attempts that might allow stockholders to receive premiums over the market price of their common stock.

Preferred Stock. Our board of directors can at any time, under our restated certificate of incorporation, as amended, and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

Nomination Procedures. In addition to our board of directors, stockholders can nominate candidates for election to our board of directors. However, a stockholder must follow the advance notice procedures described in Section 3.11 of our by-laws, as amended. In general, a stockholder must deliver a written notice of the nomination to our corporate secretary at least 90 days but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting for consideration at an annual meeting or, for consideration at a special meeting, at least 90 days but not more than 120 days prior to the date of such meeting or, if our first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, then during the 10 days following our public announcement. Subject to all of the terms and conditions specified in the by-laws, as amended, an eligible stockholder (or a group of up to 20 eligible stockholders) who has continuously owned for three years at least three percent of our outstanding shares may also nominate and include in our proxy materials nominees constituting up to the greater of two directors and 20 percent of the board of directors. A stockholder must deliver written notice of the proxy access nomination to our corporate secretary at least 120 days prior to the first anniversary of the filing date of our definitive proxy statement for the preceding year’s annual meeting and no earlier than 150 days prior to such date.

Proposal Procedures. Stockholders can propose that business other than nominations to our board of directors be considered at an annual meeting of stockholders only if a stockholder follows the advance notice procedures described in our by-laws, as amended. In general, a stockholder must submit a written notice of the proposal and the stockholder’s interest in the proposal to our corporate secretary at least 90 days but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Stockholders seeking to have a stockholder proposal considered for inclusion in our annual proxy statement must comply with the requirements of Rule 14a-8 of the federal proxy rules.

Stockholder Requested Special Meetings. Our by-laws, as amended, provide procedures pursuant to which record holders of not less than 20 percent of the voting power of issued and outstanding shares of our common stock may request that the board of directors call a special meeting of stockholders. Our by-laws, as amended, impose certain informational and procedural requirements on stockholders requesting such a meeting (including the provision of the same information required by the advance notice procedures described in Section 3.11 of our by-laws), as well as provisions designed to avoid the calling of a special meeting to conduct the same or similar business that was recently addressed or soon will be addressed at another stockholder meeting or that would be held close in time to our annual meeting.

Amendment of By-laws. Under our by-laws, as amended, and restated certificate of incorporation, as amended, our board of directors can adopt, amend or repeal the by-laws, subject to limitations under the General Corporation Law of the State of Delaware or in the by-laws, as amended. Under the General Corporation Law of the State of Delaware, our stockholders also have the power to change or repeal our by-laws.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of our preferred stock and related depositary shares.

General. Pursuant to our restated certificate of incorporation, as amended, our board of directors has the authority, without further stockholder action, to issue a maximum of 24,000,000 shares of preferred stock, consisting of a maximum of 20,000,000 shares of preferred stock without par value and a maximum of 4,000,000 shares of preference stock without par value. Our board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock: the number of shares and designation or title of the shares; dividend rights; whether and upon what terms the shares will be redeemable; the rights of the holders upon our dissolution or upon the distribution of our assets; whether and upon what terms the shares will have a purchase, retirement or sinking fund; whether and upon what terms the shares will be convertible; the voting rights, if any, which will apply; provided, however, that holders of preference stock will not be entitled to more than one vote per share; and any other preferences, rights, limitations or restrictions of the series.

Series L Preferred Stock. Our Series L preferred ranks senior to our common stock and to any other securities that we may issue in the future that are subordinate to the Series L preferred stock.

Dividends on shares of our Series L preferred stock are not cumulative. Holders of the Series L preferred stock are entitled to receive, if, as and when declared by our board of directors out of legally available assets, non-cumulative cash dividends on the Liquidation Preference, which is $1,000 per share of our Series L preferred stock. These dividends are payable at a rate per annum equal to 7.50%, quarterly in arrears on each March 15, June 15, September 15 and December 15, each a “Dividend Payment Date”, from and including the date of issuance. The right of holders of our Series L preferred stock to receive dividends is non-cumulative.

When dividends are not paid in full upon the Series L preferred stock and any parity stock, all dividends upon shares of the Series L preferred stock and such parity stock will be declared on a proportional basis, based upon the ratio of the amount of dividends declared on each series to the amount that if declared would be full dividends (including accrued and unpaid dividends as to any parity stock that bears dividends on a cumulative basis) through the next succeeding applicable dividend payment date.

Our Series L preferred stock is not redeemable and is not subject to any sinking fund or other obligation to redeem, repurchase or retire the Series L preferred stock.

Each share of our Series L preferred stock may be converted at any time, at the option of the holder, into 6.3814 shares of our common stock plus cash in lieu of fractional shares, subject to anti-dilution adjustments (such rate or adjusted rate, the “conversion rate”).

On or after March 15, 2013, we may, at our option, at any time or from time to time cause some or all of the Series L preferred stock to be converted into shares of our common stock at the then applicable conversion rate if, for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of our common stock exceeds 130% of the then applicable conversion price of the Series L preferred stock. We will provide notice of our decision to exercise our right to cause the mandatory conversion within three trading days of the end of the 30 consecutive trading day period. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time.

Notwithstanding the foregoing, no holder of our Series L preferred stock will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of our common stock outstanding at such time. Any purported delivery of shares of our common stock upon conversion of the Series L preferred stock shall be void and have no effect to the extent, but only to the extent, that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the shares of our common stock outstanding at such time. If any delivery of shares of our common stock owed to a holder upon conversion of the Series L preferred stock is not made, in whole or in part, as a result of this limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial owner of more than 9.9% of the shares of our common stock outstanding at such time. This limitation on beneficial ownership shall not constrain in any event our ability to exercise our right to cause the Series L preferred stock to convert mandatorily.

The following provisions will apply if, prior to the conversion date, one of the following events occur prior to the conversion date for shares of our Series L preferred stock:

• a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common stock; or

• consummation of any consolidation or merger or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries, in each case pursuant to which our shares of common stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction.

These transactions are referred to as “make-whole acquisitions.” However, a make-whole acquisition will not be deemed to have occurred if at least 90% of the consideration (as determined by our board of directors) received by holders of our common stock in the transaction or transactions consists of shares of common stock or American depositary receipts in respect of common stock that are traded on a U.S. national securities exchange or a securities exchange in the European Economic Area or that will be traded on a U.S. national securities exchange or on securities exchanges in the European Economic Area when issued or exchanged in connection with a make-whole acquisition.

The phrase “all or substantially all” of our assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of “all or substantially all” of our assets.

Upon a make-whole acquisition, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Series L preferred stock that occur during the period (make-whole acquisition conversion period) beginning on the effective date of the make-whole acquisition (effective date) and ending on the date that is 30 days after the effective date, by a number of additional shares of our common stock (make-whole shares) as described below.

We will notify holders, at least 20 days prior to the anticipated effective date of such make-whole acquisition, or within two business days of becoming aware of a make-whole acquisition described in the first bullet of the definition of “make-whole acquisition,” of the anticipated effective date of such transaction. The notice will specify the anticipated effective date of the make-whole acquisition and the date by which each holder’s make-whole acquisition conversion right must be exercised, which shall be 30 days after the effective date of the make-whole acquisition. We will also notify holders on the effective date of such make-whole acquisition, or as soon as practicable thereafter, specifying, among other things, the date that is 30 days after the effective date, the number of make-whole shares and the amount of the cash, securities and other consideration receivable by the holder upon conversion. To exercise the make-whole acquisition conversion right, a holder must deliver to the conversion agent, on or before the close of business on the date specified in the notice, the certificate evidencing such holder’s shares of the Series L preferred stock, if the Series L preferred stock is held in certificated form. If a holder’s interest is a beneficial interest in a global certificate representing our Series L preferred stock, in order to convert a holder must comply with certain conversion procedures and comply with the depositary’s procedures for converting a beneficial interest in a global security. The date that the holder complies with these requirements is referred to as the “make-whole conversion date.” If a holder does not elect to exercise the make-whole acquisition conversion right within the specified period, such holder’s shares of the Series L preferred stock will remain outstanding until otherwise converted but will not be eligible to receive make-whole shares.

The following table sets forth the number of make-whole shares per share of our Series L preferred stock for each stock price and effective date set forth below:

	Make-Whole Acquisition Stock Price
Effective Date	$120.54	$125.57	$138.12	$150.68	$156.71	$175.79	$203.72	$226.02	$251.13	$301.36	$401.81	$502.26
April 17, 2008	1.9153	1.8855	1.5191	1.1110	0.9497	0.6471	0.3962	0.2847	0.2091	0.1354	0.0757	0.0458
March 15, 2009	1.9153	1.8775	1.5052	1.0951	0.9437	0.6331	0.3763	0.2588	0.1852	0.1175	0.0697	0.0438
March 15, 2010	1.9153	1.8397	1.4913	1.0871	0.9378	0.6073	0.3365	0.2210	0.1533	0.0956	0.0577	0.0358
March 15, 2011	1.9153	1.7899	1.4694	1.0731	0.9238	0.5794	0.2887	0.1712	0.1075	0.0657	0.0398	0.0259
March 15, 2012	1.9153	1.7561	1.4355	1.0652	0.9139	0.5356	0.2051	0.0896	0.0458	0.0299	0.0199	0.0119
March 15, 2013	1.9153	1.6704	1.4275	1.0592	0.9119	0.5097	0.0916	0.0000	0.0000	0.0000	0.0000	0.0000
Thereafter	1.9153	1.6704	1.4275	1.0592	0.9119	0.5097	0.0916	0.0000	0.0000	0.0000	0.0000	0.0000

The number of make-whole shares will be determined by reference to the table above and is based on the effective date and the price (“stock price”) paid per share of our common stock in such transaction. If the holders our of common stock receive only cash (in a single per-share amount, other than with respect to appraisal and similar rights) in the make-whole acquisition, the stock price shall be the cash amount paid per share. For purposes of the preceding sentence as applied to a make-whole acquisition described in the first bullet of the definition of that term, a single price per share shall be deemed to have been paid only if the transaction or transactions that caused the person or group to become direct or indirect ultimate beneficial owners of our common equity representing more than 50% of the voting power of our common stock was a tender offer for more than 50% of our outstanding common stock. Otherwise, the stock price shall be the average of the closing price per share of our common stock on the 10 trading days up to but not including the effective date.

The stock prices set forth in the first row of the table (the column headers) will be adjusted as of any date on which the conversion rate of the Series L preferred stock is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. Each of the number of make-whole shares in the table will be subject to adjustment in the same manner as the conversion rate as set forth below in our description of anti-dilution rate adjustments.

In lieu of receiving the make-whole shares, if the reference price (as defined below) in connection with a make-whole acquisition is less than $120.54 (a fundamental change), a holder may elect to convert each share of our Series L preferred stock during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of the fundamental change at an adjusted conversion price equal to the greater of (1) the reference price and (2) $60.27 (base price). The base price will be adjusted as of any date that the conversion rate of the Series L preferred stock is adjusted. The adjusted base price will equal the base price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the conversion rate adjustment and the denominator of which is the conversion rate as so adjusted. If the reference price is less than the base price, holders will receive a maximum of 16.5916 shares of our common stock per share of our Series L preferred stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Series L preferred stock. In lieu of issuing our common stock upon conversion in the event of a fundamental change, we may at our option, and if we obtain any necessary regulatory approval, make a cash payment equal to the reference price for each share of our common stock otherwise issuable upon conversion. The “reference price” is the “stock price” as defined above.
To exercise the fundamental change conversion right, a holder must comply with certain conversion procedures on or before the date that is 30 days following the effectiveness of the fundamental change and indicate that it is exercising the fundamental change conversion right. If a holder does not elect to exercise the fundamental change conversion right, such holder will not be eligible to convert such holder’s shares at the base price and such holder’s shares of the Series L preferred stock will remain outstanding until otherwise converted.

We will notify holders, at least 20 days prior to the anticipated effective date of a fundamental change, or within two business days of becoming aware of a make-whole acquisition described in the first bullet of the definition of “make-whole acquisition,” of the anticipated effective date of such transaction. The notice will specify the anticipated effective date of the fundamental change and the date by which each holder’s fundamental change conversion right must be exercised. We will also provide notice to holders on the effective date of a fundamental change, or as soon as practicable thereafter, specifying, among other things, the date that is 30 days after the effective date, the adjusted conversion price following the fundamental change and the amount of the cash, securities and other consideration receivable by the holder upon conversion. To exercise the fundamental change conversion right, a holder must comply with certain conversion procedures on or before the date that is 30 days following the effectiveness of the fundamental change and indicate that it is exercising the fundamental change conversion right. If a holder does not elect to exercise the fundamental change conversion right within such period, such holder will not be eligible to convert such holder’s shares at the base price and such holder’s shares of Series L preferred stock will remain outstanding (subject to the holder electing to convert such holder’s shares).
In the event of:

(1) our consolidation or merger with or into another person in each case pursuant to which our common stock will be converted into cash, securities or other of our property or another person;

(2) any sale, transfer, lease or conveyance to another person of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, in each case pursuant to which our common stock will be converted into cash, securities or other property;

(3) any reclassification of our common stock into securities, including securities other than our common stock; or

(4) any statutory exchange of our securities with another person (other than in connection with a merger or acquisition)

each of which is referred to as a “reorganization event,” each share of our Series L preferred stock outstanding immediately prior to such reorganization event will, without the consent of the holders of the Series L preferred stock, become convertible into the types and amounts of securities, cash and other property receivable in such reorganization event by a holder of the shares of our common stock that was not the counterparty to the reorganization event or an affiliate of such other party (such securities, cash and other property, the “exchange property”). In the event that holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the holders of the Series L preferred stock entitled to receive will be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of our common stock that affirmatively make an election. Holders have the right to convert their shares of our Series L preferred stock in the event of certain acquisitions. In connection with certain reorganization events, holders of the Series L preferred stock may have the right to vote as a class.

The conversion rate will be adjusted, without duplication, if certain events occur:

(1) the issuance of our common stock as a dividend or distribution to all holders of our common stock, or a subdivision or combination of our common stock (other than in connection with a transaction constituting a reorganization event), in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x (OS 1/ OS0)

where,

CR0	=	the conversion rate in effect at the close of business on the record date
CR1	=	the conversion rate in effect immediately after the record date
OS0	=	the number of shares of our common stock outstanding at the close of business on the record date prior to giving effect to such event
OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such event

(2) the issuance to all holders of our common stock of certain rights or warrants (other than rights issued pursuant to a shareholder rights plan or rights or warrants issued in connection with a transaction constituting a reorganization event) entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase shares of our common stock (or securities convertible into our common stock) at less than (or having a conversion price per share less than) the current market price of our common stock as of the record date, in which event the conversion rate will be adjusted based on the following formula:

CR 1 = CR0 x [(OS0 + X) / (OS0 + Y)]

where,

CR0	=	the conversion rate in effect at the close of business on the record date
CR1	=	the conversion rate in effect immediately after the record date
OS0	=	the number of shares of our common stock outstanding at the close of business on the record date
X	=	the total number of shares of our common stock issuable pursuant to such rights or warrants (or upon conversion of such securities)
Y	=
the number of shares equal to quotient of the aggregate price payable to exercise such rights or warrants (or the conversion price for such securities paid upon conversion) divided by the average of the volume-weighted average price of our common stock over each of the ten consecutive volume-weighted average price trading days prior to the Business Day immediately preceding the announcement of the issuance of such rights or warrants

(3) the dividend or other distribution to all holders of our common stock of shares of our capital stock (other than common stock) or evidences of our indebtedness or our assets (excluding any dividend, distribution or issuance covered by clauses (1) or (2) above or (4) below, any dividend or distribution in connection with a transaction constituting a reorganization event or any spin-off to which the provisions set forth below in this clause (3) apply) in which event the conversion rate will be adjusted based on the following formula:
CR 1 = CR0 x [SP0 / (SP0 - FMV)]

where,

CR0	=	the conversion rate in effect at the close of business on the record date
CR1	=	the conversion rate in effect immediately after the record date
SP0	=	the current market price as of the record date
FMV	=
the fair market value (as determined by our board of directors) on the record date of the shares of capital stock, evidences of indebtedness or assets so distributed, applicable to one share of our common stock

However, if the transaction that gives rise to an adjustment pursuant to this clause (3) is one pursuant to which the payment of a dividend or other distribution on our common stock consists of shares of capital stock of, or similar equity interests in, one of our subsidiaries or one of our other business units (i.e., a spin-off) that are, or, when issued, will be, traded or quoted on the New York Stock Exchange, the Nasdaq Stock Market or any other national or regional securities exchange or market, then the conversion rate will instead be adjusted based on the following formula:
CR 1 = CR0 x [(FMV0 + MP0) / MP0]
where,

CR0	=	the conversion rate in effect at the close of business on the record date
CR1	=	the conversion rate in effect immediately after the record date

FMV0	=
the average of the volume-weighted average price of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over each of the ten consecutive volume-weighted average price trading days commencing on and including the third volume-weighted average price trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or association or over-the-counter market or if not so traded or quoted, the fair market value of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock as determined by our board of directors

MP0	=
the average of the volume-weighted average price of our common stock over each of the ten consecutive volume-weighted average price trading days commencing on and including the third volume-weighted average price trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or association or over-the-counter market on which our common stock is then traded or quoted

(4) We make a distribution consisting exclusively of cash to all holders of our common stock, excluding (a) any regular cash dividend on our common stock to the extent that the aggregate regular cash dividend per share of our common stock does not exceed $0.375 / 0.1991 in any fiscal quarter (the dividend threshold amount) and (b) any consideration payable in connection with a tender or exchange offer made by us or any of its subsidiaries referred to in clause (5) below, in which event, the conversion rate will be adjusted based on the following formula:

CR 1 = CR0 x [SP0 / (SP0 - C)]

where,

CR0	=	the conversion rate in effect at the close of business on the record date
CR1	=	the conversion rate in effect immediately after the record date
SP0	=	the current market price as of the record date
C	=
the amount in cash per share equal to (1) in the case of a regular quarterly dividend, the amount we distribute to holders or pay, less the dividend threshold amount or (2) in any other case, the amount we distributes to holders or pay

The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted, provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the conversion rate pursuant to this clause (4).

(5) We or one or more of our subsidiaries make purchases of our common stock pursuant to a tender offer or exchange offer by us or one of our subsidiaries for our common stock to the extent that the cash and value (as determined by our board of directors) of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the volume-weighted average price per share of our common stock on the volume-weighted average price trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (expiration date), in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x [(FMV + (SP1 x OS1) / (SP1 x OS0)]

where,

CR0	=	the conversion rate in effect at the close of business on the expiration date
CR1	=	the conversion rate in effect immediately after the expiration date
FMV	=
the fair market value (as determined by our board of directors), on the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date

OS1	=	the number of shares of our common stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (expiration time) less any purchased shares
OS0	=	the number of shares of our common stock outstanding at the expiration time, including any purchased shares
SP1	=
the average of the volume-weighted average price of common stock over each of the ten consecutive volume-weighted average price trading days commencing with the volume-weighted average price trading day immediately after the expiration date

“Record date” means, for purpose of a conversion rate adjustment, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or by statute, contract or otherwise).

“Current market price” of our common stock on any day, means the average of the volume-weighted average price of our common stock over each of the ten consecutive volume-weighted average price trading days ending on the earlier of the day in question and the day before the ex-date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in clauses (1) through (5) above.

For purposes of the foregoing, “ex-date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive an issuance or distribution.

In the event of our voluntary or involuntary dissolution, winding up and liquidation, the holders of the Series L preferred stock are entitled to receive a liquidating distribution in the amount of the liquidation preference of $1,000 per share, plus any authorized, declared and unpaid dividends for the then-current dividend period to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series L preferred stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series L preferred stock upon liquidation and the rights of our creditors. If the amounts available for distribution upon our dissolution, winding up and liquidation are not sufficient to satisfy the full liquidation rights of all the outstanding Series L preferred stock and all stock ranking equal to the Series L preferred stock, then the holders of each series of our Series L preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. After the full amount of the liquidation preference is paid, the holders of our Series L preferred stock will not be entitled to any further participation in any distribution of our assets.

Holders of our Series L preferred stock do not have any voting rights and are not entitled to elect any directors, except as required by law and except for the special voting rights provided for below.

If we fail to pay, or declare and set aside for payment, full dividends on the Series L preferred stock or any other class or series of voting parity stock for six dividend periods or their equivalent (whether or not consecutive), the authorized number of directors serving on our board of directors will be increased by two. Subject to satisfaction of certain qualifications for persons serving as directors pursuant to regulations of any securities exchange on which our securities are then listed or traded, the holders of our Series L preferred stock, voting together as a single and separate class with the holders of all outstanding voting parity stock on which dividends likewise have not been paid, will have the right to elect two directors in addition to the directors then in office at our next annual meeting of shareholders. When dividends have been paid in full on the Series L preferred stock and any and all voting parity stock for at least four consecutive dividend periods or their equivalent, then the right of the holders of our Series L preferred stock to elect directors shall cease (but subject always to revesting of such voting rights in the case of any future nonpayment of dividends), and, if and when all rights of holders of our Series L preferred stock and voting parity stock to elect directors shall have ceased, the terms of office of all the directors elected by preferred stock holders under this provision shall forthwith terminate and the number of directors constituting the board of directors shall automatically be reduced accordingly.
So long as any shares of our Series L preferred stock are outstanding, the vote or consent of the holders of at least 66 2⁄3% of the shares of our Series L preferred stock at the time outstanding, voting as a class with all other series of preferred stock ranking equally with the Series L preferred stock and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

• any amendment, alteration or repeal of any provision of our restated certificate of incorporation, as amended (including the certificates of designations creating the Series L preferred stock) or our by-laws that would alter or change the voting powers, preferences or special rights of the holders of the Series L preferred stock so as to affect them adversely;

• any amendment or alteration of our restated certificate of incorporation, as amended, to authorize or create, or increase the authorized amount of, or any issuance of any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking prior to the Series L preferred stock in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding up; or

• the consummation of a binding share exchange or reclassification involving the Series L preferred stock or a merger or consolidation with another entity, except holders of our Series L preferred stock will have no right to vote under this provision or otherwise under Delaware law if, in each case, (i) the Series L preferred stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such Series L preferred stock remaining outstanding or such preference securities, as the case may be, has such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series L preferred stock, taken as a whole;

except that any authorization, creation or increase in the authorized amount of or issuance of our Series L preferred stock or any class or series of parity stock or junior stock or any securities convertible into any class or series of parity stock (whether dividends payable in respect of such parity stock are cumulative or non-cumulative) or junior stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the holders of the Series L preferred stock, and, notwithstanding any provision of Delaware law, holders of the Series L preferred stock shall have no right to vote thereon.

Series Y Preferred Stock. Our Non-Cumulative Perpetual Class A Preferred Stock, Series Y, which we refer to as our “Series Y preferred stock,” with no par value, ranks senior to our common stock and to any other securities that we may issue in the future that are expressly made junior to our Series Y preferred stock, as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up. The Series Y preferred stock ranks equally with our Parity Stock (as such term is defined in the certificate of designation for the Series Y preferred stock) as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.
Dividends on shares of our Series Y preferred stock are not mandatory. Holders of our Series Y preferred stock are entitled to receive, when, as and if declared by our board of directors or any duly authorized committee of our board of directors out of legally available assets, non-cumulative cash dividends on the liquidation preference amount, which is $25,000 per share of Series Y preferred stock. These dividends accrue at a rate per annum equal to 5.625%, payable quarterly in arrears on each March 15, June 15, September 15 and December 15. The right of holders of our Series Y preferred stock to receive dividends is non-cumulative. The Series Y preferred stock was issued on April 24, 2017, and the first dividend payment date was June 15, 2017.
To the extent we declare dividends on the Series Y preferred stock and on any other Parity Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a proportional basis among the holders of shares of Series Y preferred stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights. No interest will be payable in respect of any dividend payment that may be in arrears.
We cannot pay dividends on our common stock or other securities ranking junior to the Series Y preferred stock or repurchase, redeem or otherwise acquire for consideration shares of our common stock, other securities ranking junior to the Series Y preferred stock or Parity Stock, subject to certain exceptions, unless the full dividends for the then-current period on all outstanding shares of Series Y preferred stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.
We, at the option of our board of directors or any duly authorized committee of our board of directors, may redeem, subject to the prior approval of the Board of Governors of the Federal Reserve System (the “FRB”), the Series Y preferred stock, in whole or in part, on any dividend payment date on or after June 15, 2022. In addition, within 90 days of our good faith determination that a Regulatory Capital Treatment Event (as such term is defined in the certificate of designation for the Series Y preferred stock), we, at the option of our board of directors or any duly authorized committee of the board of directors, may, subject to approval of the appropriate federal banking agency, redeem in whole, but not in part, the shares of Series Y preferred stock at the time outstanding prior to June 15, 2022. Any redemption shall be at the redemption price of $25,000 per share plus an amount equal to any dividends that have been declared but not paid to the redemption date without accumulation of any undeclared dividends.
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series Y preferred stock are entitled to receive a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends that have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series Y preferred stock and subject to the rights of the holders of Parity Stock or any of our stock ranking senior to the Series Y preferred stock as to such distribution and the rights of our depositors and other creditors.

Holders of our Series Y preferred stock do not have any voting rights and are not entitled to elect any directors, except as required by law and except for the voting rights provided for below.
Whenever dividends payable on any shares of Series Y preferred stock or any class or series of Voting Parity Stock (as such term is defined in the certificate of designation for the Series Y preferred stock) have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly dividend periods or their equivalent, whether or not for consecutive dividend periods, the holders of our Series Y preferred stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of our board of directors at our next annual meeting of stockholders and at each subsequent meeting of stockholders, by a plurality of votes cast; provided that our board of directors shall at no time include more than two such directors and including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights. Upon the vesting of such right of such holders, the maximum authorized number of members of our board of directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series Y preferred stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of Series Y preferred stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series Y preferred stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect such directors shall continue until such time as we have paid in full dividends for the equivalent of at least four quarterly dividend periods or their equivalent, at which time such right with respect to the Series Y preferred stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent nonpayment of dividends. Upon any termination of the right of the holders of all shares of Series Y preferred stock and Voting Parity Stock to vote for directors, the term of office of all such directors then in office elected by only those holders voting as a class shall terminate immediately. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders shall have expired, the number of directors shall be such number as may be provided for in our by-laws.
In addition to any other vote required by law or our restated certificate of incorporation, as amended, so long as any shares of our Series Y preferred stock are outstanding, the vote or consent of the holders of the outstanding shares of our Series Y preferred stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series Y preferred stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, will be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law:
• the issuance of any series of preferred stock or preference stock ranking senior to the Series Y preferred stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up;
• any amendment, alteration or repeal of any provision of our restated certificate of incorporation, as amended (including the certificate of designation relating to the Series Y preferred stock) or our by-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series Y preferred stock;
• any amendment or alteration of our restated certificate of incorporation, as amended, or by-laws to authorize, create or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking senior to the Series Y preferred stock with respect to either payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up; or
• the consummation of a reclassification involving the Series Y preferred stock or a merger or consolidation with another corporation or other entity, except holders of the Series Y preferred stock will have no right to vote under this provision if in each case (i) the shares of Series Y preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares of Series Y preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series Y preferred stock, taken as a whole;

provided, however, that any authorization, creation or increase in the authorized amount of or issuance of our Series Y preferred stock or any class or series of Parity Stock or securities ranking junior to the Series Y preferred stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or securities ranking junior to the Series Y preferred stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series Y preferred stock, and holders of the Series Y preferred stock shall have no right to vote thereon.
If an amendment, alteration, repeal, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series Y preferred stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.
Each holder of the Series Y preferred stock will have 25 votes per share on any matter on which holders of the Series Y preferred stock are entitled to vote, whether separately or together with any other series of our stock (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.
Series Y Depositary Shares. Each Series Y depositary share issued by us represents a 1/1,000th interest in one share of our Series Y preferred stock. The shares of our Series Y preferred stock are deposited with Computershare Trust Company, N.A., as depositary.
Computershare Trust Company, N.A., acts as transfer agent and registrar and paying agent with respect to the Series Y depositary shares.
The depositary’s office at which the depositary receipts are administered is located at Computershare Trust Company, N.A., 150 Royall Street, Suite 101, Canton, MA 02021.
The Series Y depositary shares were issued in book-entry form through DTC. This means that actual depositary receipts will not be issued, except in limited circumstances. This means that the Series Y depositary shares will be in the form of a single global depositary receipt deposited with a DTC nominee. Each beneficial holder must rely on the procedures of DTC and if the Series Y depositary shares are held through a broker or financial institution nominee, the beneficial holder must rely on the procedures of such broker or financial institution to assert the rights of a depositary receipt holder described in this section.
The depositary will distribute all cash dividends or other cash distributions received on the Series Y preferred stock to the holders of record of Series Y depositary shares in proportion to the numbers of such depositary shares owned by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the Series Y depositary shares in proportion to the number of Series Y depositary shares held by each holder, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of such property and distribution of the net proceeds from such sale to such holders.
Record dates for the payment of dividends and other matters relating to the Series Y depositary shares are the same as the corresponding record dates for the Series Y preferred stock.
The amounts distributed to holders of the Series Y depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.
If the Series Y preferred stock underlying the Series Y depositary shares is redeemed (i) after June 15, 2022, in whole or in part, or (ii) prior to June 15, 2022, in whole, but not in part, due to the occurrence of a Regulatory Capital Treatment Event, Series Y depositary shares will be redeemed with the proceeds received by the depositary from the redemption of the Series Y preferred stock held by the depositary. The redemption price per Series Y depositary share will be equal to 1/1,000th of the applicable redemption price per share payable with respect to such Series Y preferred stock (or $25 per Series Y depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends. If less than all the Series Y preferred stock is redeemed after June 15, 2022, the Series Y depositary shares to be redeemed will be selected pro rata, or in any other manner consistent with the rules and policies of the NYSE as the depositary may determine to be fair and equitable.
When the depositary receives notice of any meeting at which the holders of the Series Y preferred stock are entitled to vote, the depositary will mail, or otherwise transmit by an authorized method, the information contained in the notice and any accompanying proxy material to the record holders of the Series Y depositary shares relating to the Series Y preferred stock. Each record holder of the Series Y depositary shares on the record date, which will be the same date as the record date for the Series Y preferred stock, may instruct the depositary to vote the amount of the Series Y preferred stock represented by the holder’s Series Y depositary shares. To the extent possible, the depositary will vote the amount of the Series Y preferred stock represented by the Series Y depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Series Y depositary shares representing the Series Y preferred stock, it will not vote the amount of Series Y preferred stock represented by such Series Y depositary shares.
Series Z Preferred Stock. Our Non-Cumulative Perpetual Class A Preferred Stock, Series Z, which we refer to as our “Series Z preferred stock,” with no par value, ranks senior to our common stock and to any other securities that we may issue in the future that are expressly made junior to our Series Z preferred stock, as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up. The Series Z preferred stock ranks equally with our Parity Stock (as such term is defined in the certificate of designation for the Series Z preferred stock) as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.
Dividends on shares of our Series Z preferred stock are not mandatory. Holders of our Series Z preferred stock are entitled to receive, when, as and if declared by our board of directors or any duly authorized committee of our board of directors out of legally available assets, non-cumulative cash dividends on the liquidation preference amount, which is $25,000 per share of Series Z preferred stock. These dividends accrue at a rate per annum equal to 4.75%, payable quarterly in arrears on each March 15, June 15, September 15 and December 15. The right of holders of our Series Z preferred stock to receive dividends is non-cumulative. The Series Z preferred stock was issued on January 27, 2020, and the first dividend payment date was March 15, 2020.
To the extent we declare dividends on the Series Z preferred stock and on any other Parity Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a proportional basis among the holders of shares of Series Z preferred stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights. No interest will be payable in respect of any dividend payment that may be in arrears.
We cannot pay dividends on our common stock or other securities ranking junior to the Series Z preferred stock or repurchase, redeem or otherwise acquire for consideration shares of our common stock, other securities ranking junior to the Series Z preferred stock or Parity Stock, subject to certain exceptions, unless the full dividends for the then-current period on all outstanding shares of Series Z preferred stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.
We, at the option of our board of directors or any duly authorized committee of our board of directors, may redeem, subject to the prior approval of the FRB, the Series Z preferred stock, in whole or in part, on any dividend payment date on or after March 15, 2025. In addition, within 90 days of our good faith determination that a Regulatory Capital Treatment Event (as such term is defined in the certificate of designation for the Series Z preferred stock), we, at the option of our board of directors or any duly authorized committee of the board of directors, may, subject to approval of the appropriate federal banking agency, redeem in whole, but not in part, the shares of Series Z preferred stock at the time outstanding prior to March 15, 2025. Any redemption shall be at the redemption price of $25,000 per share plus an amount equal to any dividends that have been declared but not paid to the redemption date without accumulation of any undeclared dividends.
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series Z preferred stock are entitled to receive a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends that have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series Z preferred stock and subject to the rights of the holders of Parity Stock or any of our stock ranking senior to the Series Z preferred stock as to such distribution and the rights of our depositors and other creditors.
Holders of our Series Z preferred stock do not have any voting rights and are not entitled to elect any directors, except as required by law and except for the voting rights provided for below.
Whenever dividends payable on any shares of Series Z preferred stock or any class or series of Voting Parity Stock (as such term is defined in the certificate of designation for the Series Z preferred stock) have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly dividend periods or their equivalent, whether or not for consecutive dividend periods, the holders of our Series Z preferred stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of our board of directors at our next annual meeting of stockholders and at each subsequent meeting of stockholders, by a plurality of votes cast; provided that our board of directors shall at no time include more than two such directors and including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights. Upon the vesting of such right of such holders, the maximum authorized number of members of our board of directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series Z preferred stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of Series Z preferred stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series Z preferred stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect such directors shall continue until such time as we have paid in full dividends for the equivalent of at least four quarterly dividend periods or their equivalent, at which time such right with respect to the Series Z preferred stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent nonpayment of dividends. Upon any termination of the right of the holders of all shares of Series Z preferred stock and Voting Parity Stock to vote for directors, the term of office of all such directors then in office elected by only those holders voting as a class shall terminate immediately. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders shall have expired, the number of directors shall be such number as may be provided for in our by-laws.
In addition to any other vote required by law or our restated certificate of incorporation, as amended, so long as any shares of our Series Z preferred stock are outstanding, the vote or consent of the holders of the outstanding shares of our Series Z preferred stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series Z preferred stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, will be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law:
• the issuance of any series of preferred stock or preference stock ranking senior to the Series Z preferred stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up;
• any amendment, alteration or repeal of any provision of our restated certificate of incorporation, as amended (including the certificate of designation relating to the Series Z preferred stock) or our by-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series Z preferred stock;
• any amendment or alteration of our restated certificate of incorporation, as amended, or by-laws to authorize, create or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking senior to the Series Z preferred stock with respect to either payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up; or
• the consummation of a reclassification involving the Series Z preferred stock or a merger or consolidation with another corporation or other entity, except holders of the Series Z preferred stock will have no right to vote under this provision if in each case (i) the shares of Series Z preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares of Series Z preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series Z preferred stock, taken as a whole;
provided, however, that any authorization, creation or increase in the authorized amount of or issuance of our Series Z preferred stock or any class or series of Parity Stock or securities ranking junior to the Series Z preferred stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or securities ranking junior to the Series Z preferred stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series Z preferred stock, and holders of the Series Z preferred stock shall have no right to vote thereon.
If an amendment, alteration, repeal, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series Z preferred stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.
Each holder of the Series Z preferred stock will have 25 votes per share on any matter on which holders of the Series Z preferred stock are entitled to vote, whether separately or together with any other series of our stock (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.
Series Z Depositary Shares. Each Series Z depositary share issued by us represents a 1/1,000th interest in one share of our Series Z preferred stock. The shares of our Series Z preferred stock are deposited with Computershare Trust Company, N.A., as depositary.
Computershare Trust Company, N.A. acts as transfer agent and registrar and paying agent with respect to the Series Z depositary shares.
The depositary’s office at which the depositary receipts are administered is located at Computershare Trust Company, N.A., 150 Royall Street, Suite 101, Canton, MA 02021.

The Series Z depositary shares were issued in book-entry form through DTC. This means that actual depositary receipts will not be issued, except in limited circumstances. This means that the Series Z depositary shares will be in the form of a single global depositary receipt deposited with a DTC nominee. Each beneficial holder must rely on the procedures of DTC and if the Series Z depositary shares are held through a broker or financial institution nominee, the beneficial holder must rely on the procedures of such broker or financial institution to assert the rights of a depositary receipt holder described in this section.
The depositary will distribute all cash dividends or other cash distributions received on the Series Z preferred stock to the holders of record of Series Z depositary shares in proportion to the numbers of such depositary shares owned by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the Series Z depositary shares in proportion to the number of Series Z depositary shares held by each holder, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of such property and distribution of the net proceeds from such sale to such holders.
Record dates for the payment of dividends and other matters relating to the Series Z depositary shares are the same as the corresponding record dates for the Series Z preferred stock.
The amounts distributed to holders of the Series Z depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.
If the Series Z preferred stock underlying the Series Z depositary shares is redeemed (i) after March 15, 2025, in whole or in part, or (ii) prior to March 15, 2025, in whole, but not in part, due to the occurrence of a Regulatory Capital Treatment Event, Series Z depositary shares will be redeemed with the proceeds received by the depositary from the redemption of the Series Z preferred stock held by the depositary. The redemption price per Series Z depositary share will be equal to 1/1,000th of the applicable redemption price per share payable with respect to such Series Z preferred stock (or $25 per Series Z depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends. If less than all the Series Z preferred stock is redeemed after March 15, 2025, the Series Z depositary shares to be redeemed will be selected pro rata, or in any other manner consistent with the rules and policies of the NYSE as the depositary may determine to be fair and equitable.
When the depositary receives notice of any meeting at which the holders of the Series Z preferred stock are entitled to vote, the depositary will mail, or otherwise transmit by an authorized method, the information contained in the notice and any accompanying proxy material to the record holders of the Series Z depositary shares relating to the Series Z preferred stock. Each record holder of the Series Z depositary shares on the record date, which will be the same date as the record date for the Series Z preferred stock, may instruct the depositary to vote the amount of the Series Z preferred stock represented by the holder’s Series Z depositary shares. To the extent possible, the depositary will vote the amount of the Series Z preferred stock represented by the Series Z depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Series Z depositary shares representing the Series Z preferred stock, it will not vote the amount of Series Z preferred stock represented by such Series Z depositary shares.
Series AA Preferred Stock. Our Non-Cumulative Perpetual Class A Preferred Stock, Series AA, which we refer to as our “Series AA preferred stock,” with no par value, ranks senior to our common stock and to any other securities that we may issue in the future that are expressly made junior to our Series AA preferred stock, as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up. The Series AA preferred stock ranks equally with our Parity Stock (as such term is defined in the certificate of designation for the Series AA preferred stock) as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.
Dividends on shares of our Series AA preferred stock are not mandatory. Holders of our Series AA preferred stock are entitled to receive, when, as and if declared by our board of directors or any duly authorized committee of our board of directors out of legally available assets, non-cumulative cash dividends on the liquidation preference amount, which is $25,000 per share of Series AA preferred stock. These dividends accrue at a rate per annum equal to 4.70%, payable quarterly in arrears on each March 15, June 15, September 15 and December 15. The right of holders of our Series AA preferred stock to receive dividends is non-cumulative. The Series AA preferred stock was issued on October 28, 2020, and the first dividend payment date was December 15, 2020.
To the extent we declare dividends on the Series AA preferred stock and on any other Parity Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a proportional basis among the holders of shares of Series AA preferred stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights. No interest will be payable in respect of any dividend payment that may be in arrears.
We cannot pay dividends on our common stock or other securities ranking junior to the Series AA preferred stock or repurchase, redeem or otherwise acquire for consideration shares of our common stock, other securities ranking junior to the Series AA preferred stock or Parity Stock, subject to certain exceptions, unless the full dividends for the then-current period on all outstanding shares of Series AA preferred stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.
We, at the option of our board of directors or any duly authorized committee of our board of directors, may redeem, subject to the prior approval of the FRB, the Series AA preferred stock, in whole or in part, on any dividend payment date on or after December 15, 2025. In addition, within 90 days of our good faith determination that a Regulatory Capital Treatment Event (as such term is defined in the certificate of designation for the Series AA preferred stock), we, at the option of our board of directors or any duly authorized committee of the board of directors, may, subject to approval of the appropriate federal banking agency, redeem in whole, but not in part, the shares of Series AA preferred stock at the time outstanding prior to December 15, 2025. Any redemption shall be at the redemption price of $25,000 per share plus an amount equal to any dividends that have been declared but not paid to the redemption date without accumulation of any undeclared dividends.
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series AA preferred stock are entitled to receive a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends that have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series AA preferred stock and subject to the rights of the holders of Parity Stock or any of our stock ranking senior to the Series AA preferred stock as to such distribution and the rights of our depositors and other creditors.
Holders of our Series AA preferred stock do not have any voting rights and are not entitled to elect any directors, except as required by law and except for the voting rights provided for below.

Whenever dividends payable on any shares of Series AA preferred stock or any class or series of Voting Parity Stock (as such term is defined in the certificate of designation for the Series AA preferred stock) have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly dividend periods or their equivalent, whether or not for consecutive dividend periods, the holders of our Series AA preferred stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of our board of directors at our next annual meeting of stockholders and at each subsequent meeting of stockholders, by a plurality of votes cast; provided that our board of directors shall at no time include more than two such directors and including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights. Upon the vesting of such right of such holders, the maximum authorized number of members of our board of directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series AA preferred stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of Series AA preferred stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series AA preferred stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect such directors shall continue until such time as we have paid in full dividends for the equivalent of at least four quarterly dividend periods or their equivalent, at which time such right with respect to the Series AA preferred stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent nonpayment of dividends. Upon any termination of the right of the holders of all shares of Series AA preferred stock and Voting Parity Stock to vote for directors, the term of office of all such directors then in office elected by only those holders voting as a class shall terminate immediately. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders shall have expired, the number of directors shall be such number as may be provided for in our by-laws.
In addition to any other vote required by law or our restated certificate of incorporation, as amended, so long as any shares of our Series AA preferred stock are outstanding, the vote or consent of the holders of the outstanding shares of our Series AA preferred stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series AA preferred stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, will be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law:
• the issuance of any series of preferred stock or preference stock ranking senior to the Series AA preferred stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up;
• any amendment, alteration or repeal of any provision of our restated certificate of incorporation, as amended (including the certificate of designation relating to the Series AA preferred stock) or our by-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series AA preferred stock;
• any amendment or alteration of our restated certificate of incorporation, as amended, or by-laws to authorize, create or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking senior to the Series AA preferred stock with respect to either payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up; or
• the consummation of a reclassification involving the Series AA preferred stock or a merger or consolidation with another corporation or other entity, except holders of the Series AA preferred stock will have no right to vote under this provision if in each case (i) the shares of Series AA preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares of Series AA preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series AA preferred stock, taken as a whole;

provided, however, that any authorization, creation or increase in the authorized amount of or issuance of our Series AA preferred stock or any class or series of Parity Stock or securities ranking junior to the Series AA preferred stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or securities ranking junior to the Series AA preferred stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series AA preferred stock, and holders of the Series AA preferred stock shall have no right to vote thereon.
If an amendment, alteration, repeal, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series AA preferred stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.
Each holder of the Series AA preferred stock will have 25 votes per share on any matter on which holders of the Series AA preferred stock are entitled to vote, whether separately or together with any other series of our stock (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.
Series AA Depositary Shares. Each Series AA depositary share issued by us represents a 1/1,000th interest in one share of our Series AA preferred stock. The shares of our Series AA preferred stock are deposited with Computershare Trust Company, N.A., as depositary.
Computershare Trust Company, N.A. acts as transfer agent and registrar and paying agent with respect to the Series AA depositary shares.
The depositary’s office at which the depositary receipts are administered is located at Computershare Trust Company, N.A., 150 Royall Street, Suite 101, Canton, MA 02021.
The Series AA depositary shares were issued in book-entry form through DTC. This means that actual depositary receipts will not be issued, except in limited circumstances. This means that the Series AA depositary shares will be in the form of a single global depositary receipt deposited with a DTC nominee. Each beneficial holder must rely on the procedures of DTC and if the Series AA depositary shares are held through a broker or financial institution nominee, the beneficial holder must rely on the procedures of such broker or financial institution to assert the rights of a depositary receipt holder described in this section.
The depositary will distribute all cash dividends or other cash distributions received on the Series AA preferred stock to the holders of record of Series AA depositary shares in proportion to the numbers of such depositary shares owned by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the Series AA depositary shares in proportion to the number of Series AA depositary shares held by each holder, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of such property and distribution of the net proceeds from such sale to such holders.
Record dates for the payment of dividends and other matters relating to the Series AA depositary shares are the same as the corresponding record dates for the Series AA preferred stock.
The amounts distributed to holders of the Series AA depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.
If the Series AA preferred stock underlying the Series AA depositary shares is redeemed (i) after December 15, 2025, in whole or in part, or (ii) prior to December 15, 2025, in whole, but not in part, due to the occurrence of a Regulatory Capital Treatment Event, Series AA depositary shares will be redeemed with the proceeds received by the depositary from the redemption of the Series AA preferred stock held by the depositary. The redemption price per Series AA depositary share will be equal to 1/1,000th of the applicable redemption price per share payable with respect to such Series AA preferred stock (or $25 per Series AA depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends. If less than all the Series AA preferred stock is redeemed after December 15, 2025, the Series AA depositary shares to be redeemed will be selected pro rata, or in any other manner consistent with the rules and policies of the NYSE as the depositary may determine to be fair and equitable.

When the depositary receives notice of any meeting at which the holders of the Series AA preferred stock are entitled to vote, the depositary will mail, or otherwise transmit by an authorized method, the information contained in the notice and any accompanying proxy material to the record holders of the Series AA depositary shares relating to the Series AA preferred stock. Each record holder of the Series AA depositary shares on the record date, which will be the same date as the record date for the Series AA preferred stock, may instruct the depositary to vote the amount of the Series AA preferred stock represented by the holder’s Series AA depositary shares. To the extent possible, the depositary will vote the amount of the Series AA preferred stock represented by the Series AA depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Series AA depositary shares representing the Series AA preferred stock, it will not vote the amount of Series AA preferred stock represented by such Series AA depositary shares.
Series CC Preferred Stock. Our Non-Cumulative Perpetual Class A Preferred Stock, Series CC, which we refer to as our “Series CC preferred stock,” with no par value, ranks senior to our common stock and to any other securities that we may issue in the future that are expressly made junior to our Series CC preferred stock, as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up. The Series CC preferred stock ranks equally with our Parity Stock (as such term is defined in the certificate of designation for the Series CC preferred stock) as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.
Dividends on shares of our Series CC preferred stock are not mandatory. Holders of our Series CC preferred stock are entitled to receive, when, as and if declared by our board of directors or any duly authorized committee of our board of directors out of legally available assets, non-cumulative cash dividends on the liquidation preference amount, which is $25,000 per share of Series CC preferred stock. These dividends accrue at a rate per annum equal to 4.375%, payable quarterly in arrears on each March 15, June 15, September 15 and December 15. The right of holders of our Series CC preferred stock to receive dividends is non-cumulative. The Series CC preferred stock was originally issued on February 1, 2021. On February 9, 2021, an additional issuance of Series CC preferred stock occurred due to the partial exercise of an over-allotment option granted to the underwriters. The first dividend payment date was March 15, 2021.
To the extent we declare dividends on the Series CC preferred stock and on any other Parity Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a proportional basis among the holders of shares of Series CC preferred stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights. No interest will be payable in respect of any dividend payment that may be in arrears.
We cannot pay dividends on our common stock or other securities ranking junior to the Series CC preferred stock or repurchase, redeem or otherwise acquire for consideration shares of our common stock, other securities ranking junior to the Series CC preferred stock or Parity Stock, subject to certain exceptions, unless the full dividends for the then-current period on all outstanding shares of Series CC preferred stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.
We, at the option of our board of directors or any duly authorized committee of our board of directors, may redeem, subject to the prior approval of the FRB, the Series CC preferred stock, in whole or in part, on any dividend payment date on or after March 15, 2026. In addition, within 90 days of our good faith determination that a Regulatory Capital Treatment Event (as such term is defined in the certificate of designation for the Series CC preferred stock), we, at the option of our board of directors or any duly authorized committee of the board of directors, may, subject to approval of the appropriate federal banking agency, redeem in whole, but not in part, the shares of Series CC preferred stock at the time outstanding prior to March 15, 2026. Any redemption shall be at the redemption price of $25,000 per share plus an amount equal to any dividends that have been declared but not paid to the redemption date without accumulation of any undeclared dividends.
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series CC preferred stock are entitled to receive a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends that have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series CC preferred stock and subject to the rights of the holders of Parity Stock or any of our stock ranking senior to the Series CC preferred stock as to such distribution and the rights of our depositors and other creditors.
Holders of our Series CC preferred stock do not have any voting rights and are not entitled to elect any directors, except as required by law and except for the voting rights provided for below.
Whenever dividends payable on any shares of Series CC preferred stock or any class or series of Voting Parity Stock (as such term is defined in the certificate of designation for the Series CC preferred stock) have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly dividend periods or their equivalent, whether or not for consecutive dividend periods, the holders of our Series CC preferred stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of our board of directors at our next annual meeting of stockholders and at each subsequent meeting of stockholders, by a plurality of votes cast; provided that our board of directors shall at no time include more than two such directors and including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights. Upon the vesting of such right of such holders, the maximum authorized number of members of our board of directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series CC preferred stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of Series CC preferred stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series CC preferred stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect such directors shall continue until such time as we have paid in full dividends for the equivalent of at least four quarterly dividend periods or their equivalent, at which time such right with respect to the Series CC preferred stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent nonpayment of dividends. Upon any termination of the right of the holders of all shares of Series CC preferred stock and Voting Parity Stock to vote for directors, the term of office of all such directors then in office elected by only those holders voting as a class shall terminate immediately. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders shall have expired, the number of directors shall be such number as may be provided for in our by-laws.
In addition to any other vote required by law or our restated certificate of incorporation, as amended, so long as any shares of our Series CC preferred stock are outstanding, the vote or consent of the holders of the outstanding shares of our Series CC preferred stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series CC preferred stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, will be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law:
• the issuance of any series of preferred stock or preference stock ranking senior to the Series CC preferred stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up;
• any amendment, alteration or repeal of any provision of our restated certificate of incorporation, as amended (including the certificate of designation relating to the Series CC preferred stock) or our by-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series CC preferred stock;
• any amendment or alteration of our restated certificate of incorporation, as amended, or by-laws to authorize, create or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking senior to the Series CC preferred stock with respect to either payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up; or
• the consummation of a reclassification involving the Series CC preferred stock or a merger or consolidation with another corporation or other entity, except holders of the Series CC preferred stock will have no right to vote under this provision if in each case (i) the shares of Series CC preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares of Series CC preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series CC preferred stock, taken as a whole;
provided, however, that any authorization, creation or increase in the authorized amount of or issuance of our Series CC preferred stock or any class or series of Parity Stock or securities ranking junior to the Series CC preferred stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or securities ranking junior to the Series CC preferred stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series CC preferred stock, and holders of the Series CC preferred stock shall have no right to vote thereon.
If an amendment, alteration, repeal, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series CC preferred stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.
Each holder of the Series CC preferred stock will have 25 votes per share on any matter on which holders of the Series CC preferred stock are entitled to vote, whether separately or together with any other series of our stock (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.
Series CC Depositary Shares. Each Series CC depositary share issued by us represents a 1/1,000th interest in one share of our Series CC preferred stock. The shares of our Series CC preferred stock are deposited with Computershare Trust Company, N.A., as depositary.
Computershare Trust Company, N.A. acts as transfer agent and registrar and paying agent with respect to the Series CC depositary shares.
The depositary’s office at which the depositary receipts are administered is located at Computershare Trust Company, N.A., 150 Royall Street, Suite 101, Canton, MA 02021.
The Series CC depositary shares were issued in book-entry form through DTC. This means that actual depositary receipts will not be issued, except in limited circumstances. This means that the Series CC depositary shares will be in the form of a single global depositary receipt deposited with a DTC nominee. Each beneficial holder must rely on the procedures of DTC and if the Series CC depositary shares are held through a broker or financial institution nominee, the beneficial holder must rely on the procedures of such broker or financial institution to assert the rights of a depositary receipt holder described in this section.
The depositary will distribute all cash dividends or other cash distributions received on the Series CC preferred stock to the holders of record of Series CC depositary shares in proportion to the numbers of such depositary shares owned by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the Series CC depositary shares in proportion to the number of Series CC depositary shares held by each holder, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of such property and distribution of the net proceeds from such sale to such holders.
Record dates for the payment of dividends and other matters relating to the Series CC depositary shares are the same as the corresponding record dates for the Series CC preferred stock.
The amounts distributed to holders of the Series CC depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.
If the Series CC preferred stock underlying the Series CC depositary shares is redeemed (i) after March 15, 2026, in whole or in part, or (ii) prior to March 15, 2026, in whole, but not in part, due to the occurrence of a Regulatory Capital Treatment Event, Series CC depositary shares will be redeemed with the proceeds received by the depositary from the redemption of the Series CC preferred stock held by the depositary. The redemption price per Series CC depositary share will be equal to 1/1,000th of the applicable redemption price per share payable with respect to such Series CC preferred stock (or $25 per Series CC depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends. If less than all the Series CC preferred stock is redeemed after March 15, 2026, the Series CC depositary shares to be redeemed will be selected pro rata, or in any other manner consistent with the rules and policies of the NYSE as the depositary may determine to be fair and equitable.
When the depositary receives notice of any meeting at which the holders of the Series CC preferred stock are entitled to vote, the depositary will mail, or otherwise transmit by an authorized method, the information contained in the notice and any accompanying proxy material to the record holders of the Series CC depositary shares relating to the Series CC preferred stock. Each record holder of the Series CC depositary shares on the record date, which will be the same date as the record date for the Series CC preferred stock, may instruct the depositary to vote the amount of the Series CC preferred stock represented by the holder’s Series CC depositary shares. To the extent possible, the depositary will vote the amount of the Series CC preferred stock represented by the Series CC depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Series CC depositary shares representing the Series CC preferred stock, it will not vote the amount of Series CC preferred stock represented by such Series CC depositary shares.
Series DD Preferred Stock. Our Non-Cumulative Perpetual Class A Preferred Stock, Series DD, which we refer to as our “Series DD preferred stock,” with no par value, ranks senior to our common stock and to any other securities that we may issue in the future that are expressly made junior to our Series DD preferred stock, as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up. The Series DD preferred stock ranks equally with our Parity Stock (as such term is defined in the certificate of designation for the Series DD preferred stock) as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.
Dividends on shares of our Series DD preferred stock are not mandatory. Holders of our Series DD preferred stock are entitled to receive, when, as and if declared by our board of directors or any duly authorized committee of our board of directors out of legally available assets, non-cumulative cash dividends on the liquidation preference amount, which is $25,000 per share of Series DD preferred stock. These dividends accrue at a rate per annum equal to 4.25%, payable quarterly in arrears on each March 15, June 15, September 15 and December 15. The right of holders of our Series DD preferred stock to receive dividends is non-cumulative. The Series DD preferred stock was issued on July 27, 2021 and the first dividend payment date was September 15, 2021.
To the extent we declare dividends on the Series DD preferred stock and on any other Parity Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a proportional basis among the holders of shares of Series DD preferred stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights. No interest will be payable in respect of any dividend payment that may be in arrears.
We cannot pay dividends on our common stock or other securities ranking junior to the Series DD preferred stock or repurchase, redeem or otherwise acquire for consideration shares of our common stock, other securities ranking junior to the Series DD preferred stock or Parity Stock, subject to certain exceptions, unless the full dividends for the then-current period on all outstanding shares of Series DD preferred stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.
We, at the option of our board of directors or any duly authorized committee of our board of directors, may redeem, subject to the prior approval of the FRB, the Series DD preferred stock, in whole or in part, on any dividend payment date on or after September 15, 2026. In addition, within 90 days of our good faith determination that a Regulatory Capital Treatment Event (as such term is defined in the certificate of designation for the Series DD preferred stock), we, at the option of our board of directors or any duly authorized committee of the board of directors, may, subject to approval of the appropriate federal banking agency, redeem in whole, but not in part, the shares of Series DD preferred stock at the time outstanding prior to September 15, 2026. Any redemption shall be at the redemption price of $25,000 per share plus an amount equal to any dividends that have been declared but not paid to the redemption date without accumulation of any undeclared dividends.
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series DD preferred stock are entitled to receive a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends that have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series DD preferred stock and subject to the rights of the holders of Parity Stock or any of our stock ranking senior to the Series DD preferred stock as to such distribution and the rights of our depositors and other creditors.
Holders of our Series DD preferred stock do not have any voting rights and are not entitled to elect any directors, except as required by law and except for the voting rights provided for below.
Whenever dividends payable on any shares of Series DD preferred stock or any class or series of Voting Parity Stock (as such term is defined in the certificate of designation for the Series DD preferred stock) have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly dividend periods or their equivalent, whether or not for consecutive dividend periods, the holders of our Series DD preferred stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of our board of directors at our next annual meeting of stockholders and at each subsequent meeting of stockholders, by a plurality of votes cast; provided that our board of directors shall at no time include more than two such directors and including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights. Upon the vesting of such right of such holders, the maximum authorized number of members of our board of directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series DD preferred stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of Series DD preferred stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series DD preferred stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect such directors shall continue until such time as we have paid in full dividends for the equivalent of at least four quarterly dividend periods or their equivalent, at which time such right with respect to the Series DD preferred stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent nonpayment of dividends. Upon any termination of the right of the holders of all shares of Series DD preferred stock and Voting Parity Stock to vote for directors, the term of office of all such directors then in office elected by only those holders voting as a class shall terminate immediately. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders shall have expired, the number of directors shall be such number as may be provided for in our by-laws.
In addition to any other vote required by law or our restated certificate of incorporation, as amended, so long as any shares of our Series DD preferred stock are outstanding, the vote or consent of the holders of the outstanding shares of our Series DD preferred stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series DD preferred stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, will be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law:
• the issuance of any series of preferred stock or preference stock ranking senior to the Series DD preferred stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up;
• any amendment, alteration or repeal of any provision of our restated certificate of incorporation, as amended (including the certificate of designation relating to the Series DD preferred stock) or our by-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series DD preferred stock;
• any amendment or alteration of our restated certificate of incorporation, as amended, or by-laws to authorize, create or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking senior to the Series DD preferred stock with respect to either payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up; or
• the consummation of a reclassification involving the Series DD preferred stock or a merger or consolidation with another corporation or other entity, except holders of the Series DD preferred stock will have no right to vote under this provision if in each case (i) the shares of Series DD preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares of Series DD preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series DD preferred stock, taken as a whole;
provided, however, that any authorization, creation or increase in the authorized amount of or issuance of our Series DD preferred stock or any class or series of Parity Stock or securities ranking junior to the Series DD preferred stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or securities ranking junior to the Series DD preferred stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series DD preferred stock, and holders of the Series DD preferred stock shall have no right to vote thereon.
If an amendment, alteration, repeal, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series DD preferred stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.
Each holder of the Series DD preferred stock will have 25 votes per share on any matter on which holders of the Series DD preferred stock are entitled to vote, whether separately or together with any other series of our stock (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.
Series DD Depositary Shares. Each Series DD depositary share issued by us represents a 1/1,000th interest in one share of our Series DD preferred stock. The shares of our Series DD preferred stock are deposited with Computershare Trust Company, N.A., as depositary.
Computershare Trust Company, N.A. acts as transfer agent and registrar and paying agent with respect to the Series DD depositary shares.
The depositary’s office at which the depositary receipts are administered is located at Computershare Trust Company, N.A., 150 Royall Street, Suite 101, Canton, MA 02021.
The Series DD depositary shares were issued in book-entry form through DTC. This means that actual depositary receipts will not be issued, except in limited circumstances. This means that the Series DD depositary shares will be in the form of a single global depositary receipt deposited with a DTC nominee. Each beneficial holder must rely on the procedures of DTC and if the Series DD depositary shares are held through a broker or financial institution nominee, the beneficial holder must rely on the procedures of such broker or financial institution to assert the rights of a depositary receipt holder described in this section.
The depositary will distribute all cash dividends or other cash distributions received on the Series DD preferred stock to the holders of record of Series DD depositary shares in proportion to the numbers of such depositary shares owned by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the Series DD depositary shares in proportion to the number of Series DD depositary shares held by each holder, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of such property and distribution of the net proceeds from such sale to such holders.
Record dates for the payment of dividends and other matters relating to the Series DD depositary shares are the same as the corresponding record dates for the Series DD preferred stock.
The amounts distributed to holders of the Series DD depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.
If the Series DD preferred stock underlying the Series DD depositary shares is redeemed (i) after September 15, 2026, in whole or in part, or (ii) prior to September 15, 2026, in whole, but not in part, due to the occurrence of a Regulatory Capital Treatment

Event, Series DD depositary shares will be redeemed with the proceeds received by the depositary from the redemption of the Series DD preferred stock held by the depositary. The redemption price per Series DD depositary share will be equal to 1/1,000th of the applicable redemption price per share payable with respect to such Series DD preferred stock (or $25 per Series DD depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends. If less than all the Series DD preferred stock is redeemed after September 15, 2026, the Series DD depositary shares to be redeemed will be selected pro rata, or in any other manner consistent with the rules and policies of the NYSE as the depositary may determine to be fair and equitable.
When the depositary receives notice of any meeting at which the holders of the Series DD preferred stock are entitled to vote, the depositary will mail, or otherwise transmit by an authorized method, the information contained in the notice and any accompanying proxy material to the record holders of the Series DD depositary shares relating to the Series DD preferred stock. Each record holder of the Series DD depositary shares on the record date, which will be the same date as the record date for the Series DD preferred stock, may instruct the depositary to vote the amount of the Series DD preferred stock represented by the holder’s Series DD depositary shares. To the extent possible, the depositary will vote the amount of the Series DD preferred stock represented by the Series DD depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Series DD depositary shares representing the Series DD preferred stock, it will not vote the amount of Series DD preferred stock represented by such Series DD depositary shares.
Dividend Equalization Preferred (“DEP”) Shares. With regard to distributions upon liquidation or dissolution, our DEP Shares rank junior to any other class or series of our preferred stock issued in exchange for preferred stock established by the Wachovia Corporation (“Wachovia”) board of directors after September 1, 2001 and each class or series of preferred stock established by our board of directors following the issuance of the DEP Shares, and rank senior to the common stock for the $10.00 liquidation preference described below.
Holders of our DEP Shares are not entitled to receive any dividends, and the DEP Shares are not convertible or exchangeable. The DEP Shares are redeemable, in whole or in part, at our option after December 31, 2021, for an amount equal to $10.00 per DEP Share. We must provide no less than 30 and no more than 60 days’ notice prior to any date specified for redemption of the DEP Shares. If we redeem less than all of the outstanding DEP Shares, then we must redeem all DEP Shares held by holders of fewer than one-tenth of a share, or by holders that would hold fewer than one-tenth of a share following the redemption.
In the event of liquidation, holders of our DEP Shares are entitled to receive, before any distribution is made to the holders of common stock or any other junior stock, but after any distribution to any other class or series of our preferred stock issued in exchange for preferred stock established by the Wachovia board of directors after September 1, 2001, an amount equal to $10.00 per DEP Share. The holders of DEP Shares have no other right or claim to any of our remaining assets. Each one one-thousandth of a DEP Share has a corresponding liquidation preference of $0.01.
Holders our DEP Shares do not have voting rights, except those required by applicable law or the rules of a securities exchange on which the DEP Shares may be listed.

DESCRIPTION OF GUARANTEE OF MEDIUM-TERM NOTES, SERIES A, DUE OCTOBER 30, 2028
OF WELLS FARGO FINANCE LLC

The following description of Wells Fargo Finance LLC’s Medium-Term Notes, Series A, Notes due October 30, 2028 (the “Notes”) and the related Guarantee of the Notes by Wells Fargo & Company (the “Guarantee”) is a summary and does not purport to be complete. This description is qualified in its entirety by reference to the indenture, dated as of April 25, 2018, among Wells Fargo Finance LLC, as issuer, Wells Fargo & Company, as guarantor, and Citibank, N.A., as trustee (the “indenture”). Wells Fargo Finance LLC is a

Delaware limited liability company and a direct, wholly-owned finance subsidiary of Wells Fargo & Company. References in this section to “Wells Fargo Finance” are solely to Wells Fargo Finance LLC and not to any of its subsidiaries, and references in this section to the “Company” are solely to Wells Fargo & Company and not to any of its subsidiaries, in each case unless the context requires otherwise or as otherwise indicated.
The Notes
Wells Fargo Finance issued $5,000,000 aggregate principal amount of the Notes on October 31, 2018. The Notes are senior unsecured debt securities of Wells Fargo Finance, rank equally with all of its other unsecured unsubordinated debt and are part of a series of debt securities entitled Medium-Term Notes, Series A. Payment on the Notes is fully and unconditionally guaranteed by the Company.
The Notes mature on October 30, 2028 and bear interest at a rate of 4.50% per annum. Interest is payable semi-annually on April 30 and October 30 of each year. The initial interest payment date was April 30, 2019, and the last interest payment will occur at stated maturity. Interest payable with respect to a semi-annual interest period will be computed on the basis of a 360-day year of twelve 30-day months. If a scheduled interest payment date is not a business day, interest will be paid on the next business day, and interest on that payment will not accrue during the period from and after the scheduled interest payment date. The paying agent (as defined below) for the Notes will pay interest to the person in whose name the Notes are registered at the close of business on the record date. The record date for an interest payment date is the date one business day prior to such interest payment date. A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.
The Notes are not subject to redemption by Wells Fargo Finance or repayment at the option of any holder and were issued in registered form in denominations of $1,000 each or integral multiples of $1,000 in excess thereof.
The Notes were issued under the indenture, and the indenture and the Notes are governed by New York law. The indenture does not limit the amount of debt securities that Wells Fargo Finance may issue thereunder.
Citibank, N.A. is the trustee under the indenture. The “paying agent” for the Notes is Computershare Trust Company, N.A., and its corporate trust office is located at 1505 Energy Park Drive, St. Paul, MN 55108.
The Guarantee of the Notes
The Company will fully and unconditionally guarantee, on an unsecured basis, the full and punctual payment of the principal of and interest on the Notes when the same becomes due and payable, at maturity, upon acceleration or otherwise. If for any reason Wells Fargo Finance does not make any required payment in respect of the Notes when due, the Company will on demand pay the unpaid amount at the same place and in the same manner that applies to payments made by Wells Fargo Finance under the indenture. The Guarantee is of payment and not of collection.
The Company’s obligations under the Guarantee are unconditional and absolute. However,
(1)the Company will not be liable for any amount of payment that Wells Fargo Finance is excused from making or any amount in excess of the amount actually due and owing by Wells Fargo Finance, and
(2)any defenses or counterclaims available to Wells Fargo Finance (except those resulting solely from, or on account of, its insolvency or its status as debtor or subject of a bankruptcy or insolvency proceeding) will also be available to the Company to the same extent as these defenses or counterclaims are available to Wells Fargo Finance, whether or not asserted by Wells Fargo Finance.
Holders of the Notes are direct creditors of Wells Fargo Finance, as well as direct creditors of the Company under the Guarantee. As a finance subsidiary, Wells Fargo Finance has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of the Notes if they make claims in respect of the Notes in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the Guarantee by the Company and that Guarantee ranks pari passu with all other unsecured, unsubordinated obligations of the Company.

The assets of the Company consist primarily of equity in its subsidiaries, and the Company is a separate and distinct legal entity from its subsidiaries. As a result, the Company’s ability to address claims of holders of the Notes against the Company under the Guarantee depends on the Company’s receipt of dividends, loan payments and other funds from its subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that banking and other subsidiaries may pay to the Company without regulatory approval. In addition, if any of the Company’s subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. The rights of the Company and the rights of its creditors will be subject to that prior claim unless the Company is also a direct creditor of that subsidiary.
Indenture Provisions
The indenture does not contain restrictions on Wells Fargo Finance’s ability to:
•incur, assume or become liable for any type of debt or other obligation;
•create liens on Wells Fargo Finance’s property for any purpose; or
•pay dividends or make distributions on Wells Fargo Finance’s capital stock or repurchase or redeem Wells Fargo Finance’s capital stock.
The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provision which would require Wells Fargo Finance to repurchase or redeem or modify the terms of any debt securities upon a change of control or other event involving Wells Fargo Finance which may adversely affect the creditworthiness of the debt securities.
Consolidation, Merger or Sale
The indenture generally permits a consolidation or merger between Wells Fargo Finance and another entity and/or between the Company and another entity. It also permits the conveyance, transfer or lease by Wells Fargo Finance of all or substantially all of its property and assets and/or by the Company of all or substantially all of its property and assets.
With respect to Wells Fargo Finance, these transactions, if a transaction other than a conveyance, transfer or lease to one or more of the Company’s subsidiaries, are permitted if:
•the resulting or acquiring entity, if other than Wells Fargo Finance, is organized and existing under the laws of a domestic jurisdiction and assumes all of Wells Fargo Finance’s responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and
•immediately after the transaction, and giving effect to the transaction, no covenant breach (as defined below) or event of default under the indenture exists.
If Wells Fargo Finance consolidates or merges with or into any other entity or conveys, transfers or leases all or substantially all of its assets in accordance with the requirements of the indenture, the resulting or acquiring entity will be substituted for Wells Fargo Finance in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise Wells Fargo Finance’s rights and powers under the indenture, in Wells Fargo Finance’s name and, except in the case of a lease of all or substantially all of Wells Fargo Finance’s properties, Wells Fargo Finance will be released from all its liabilities and obligations under the indenture and under the debt securities. The successor entity to a consolidation or merger may be the Company or a subsidiary of the Company. In addition, the successor entity in a conveyance, transfer or lease may be the Company. The indenture also permits Wells Fargo Finance to convey, transfer or lease all or substantially all of its assets to one or more of the Company’s subsidiaries without any restriction and, in that event, those subsidiaries would not be required under the indenture to assume Wells Fargo Finance’s liabilities and obligations under the indenture and the debt securities.

With respect to the Company, these transactions, if a transaction other than a conveyance, transfer or lease to one or more of its subsidiaries, are permitted if:
•the resulting or acquiring entity, if other than the Company, is organized and existing under the laws of a domestic jurisdiction and assumes all of the Company’s responsibilities and liabilities under the indenture, including the guarantee of the payment of all amounts due on the debt securities to the extent provided in the indenture and performance of the covenants in the indenture; and
•immediately after the transaction, and giving effect to the transaction, no covenant breach (as defined below) or event of default under the indenture exists.
If the Company consolidates or merges with or into any other entity or conveys, transfers or leases all or substantially all of its assets in accordance with the requirements of the indenture, the resulting or acquiring entity will be substituted for the Company in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise the Company’s rights and powers under the indenture, in the name of the Company and, except in the case of a lease of all or substantially all of the Company’s properties, the Company will be released from all its liabilities and obligations under the indenture and under the debt securities. The successor entity to a consolidation or merger may be a subsidiary of the Company. In addition, the indenture permits the Company to convey, transfer or lease all or substantially all of its assets to one or more of its subsidiaries without any restriction and, in that event, those subsidiaries would not be required under the indenture to assume the Company’s liabilities and obligations under the indenture and the debt securities.
The term “subsidiary” in respect of any specified person means any corporation more than 50% of the outstanding shares of voting stock, except for directors’ qualifying shares, of which shall at the time be owned, directly or indirectly by such specified person or by one or more of the subsidiaries of such specified person, or by such specified person and one or more other subsidiaries of such specified person. Voting stock is stock (or the equivalent thereof) that is entitled in the ordinary course to vote for the election of a majority of the directors, managers or trustees of a corporation and does not include stock (or the equivalent thereof) that is entitled to so vote only as a result of the happening of certain events; references to “corporation” refer to corporations, associations, companies (including limited liability companies) and business trusts; and references to any “person” refer to any corporation.
Events of Default and Covenant Breaches
An “event of default,” with respect to any series of debt securities, means any of the following:
(1)failure to pay interest on any debt security of that series for 30 days after the payment is due;
(2)failure to pay the principal of or any premium on any debt security of that series for 30 days after the payment is due;
(3)the entry by a court having jurisdiction of (A) a decree or order for relief in respect of Wells Fargo Finance in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or similar law or (B) a decree or order adjudging Wells Fargo Finance a bankrupt or insolvent, or approving a petition seeking receivership, insolvency or liquidation of or in respect of Wells Fargo Finance under any applicable Federal or State law, or appointing a receiver, liquidator, trustee or similar official of Wells Fargo Finance, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;
(4)the commencement by Wells Fargo Finance of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, the appointment of a receiver for Wells Fargo Finance under any applicable Federal or State bankruptcy, insolvency or similar law following consent by the Board of Directors of Wells Fargo Finance to such appointment, or the entry of a decree or order for relief in respect of Wells Fargo Finance in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, receivership, liquidation or similar law following Wells Fargo Finance’s consent to such decree or order; or

(5)the guarantee ceases to be in full force and effect, other than in accordance with the indenture, or the Company denies or disaffirms its obligations under the guarantee, provided that no event of default with respect to the guarantee will occur as a result of, or because it is related directly or indirectly to, the insolvency of the Company or the commencement of proceedings under Title 11, or the appointment of a receiver for the Company under the Dodd-Frank Act or the Federal Deposit Insurance Corporation having separately repudiated the guarantee in any receivership of the Company, or the commencement of any proceeding under any other applicable Federal or State bankruptcy, insolvency, resolution or other similar law, or a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official having been appointed for or having taken possession of the Company or its property, or the institution of any other comparable judicial or regulatory proceedings relative to the Company, or to the creditors or property of the Company.
If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. The holders of Wells Fargo Finance’s debt securities will not have the right to accelerate the payment of principal of the debt securities as a result of a covenant breach or Wells Fargo Finance’s failure to perform any covenant or agreement contained in the debt securities or the indenture other than the obligations to pay principal and interest on the debt securities.
Events of bankruptcy, insolvency, receivership or liquidation relating to the Company will not constitute an event of default with respect to any series of Wells Fargo Finance’s debt securities. In addition, failure by the Company to perform any of its covenants or warranties (other than a payment default) will not constitute an event of default with respect to any series of Wells Fargo Finance’s debt securities. Therefore, events of bankruptcy, insolvency, receivership or liquidation relating to the Company (in the absence of any such event occurring with respect to Wells Fargo Finance) will not permit any of the debt securities to be declared due and payable and the trustee is not authorized to exercise any remedy against Wells Fargo Finance or the Company upon the occurrence or continuation of these events with respect to the Company. Instead, even if an event of bankruptcy, insolvency, receivership or liquidation relating to the Company has occurred, the trustee and the holders of debt securities of a series will not be able to declare the relevant debt securities to be immediately due and payable unless there is an event of default with respect to that series as described above, such as Wells Fargo Finance’s bankruptcy, insolvency, receivership or liquidation or a payment default by Wells Fargo Finance or the Company on the relevant debt securities.
A “covenant breach,” when used in the indenture with respect to any series of debt securities, means failure to perform any covenant in the indenture that applies to debt securities of that series for 90 days after Wells Fargo Finance LLC and the Company have received written notice of the failure to perform in the manner specified in the indenture.
A covenant breach shall not be an event of default, and neither the trustee nor any holder of debt securities will have any acceleration rights if a covenant breach occurs or continues.
The indenture requires each of Wells Fargo Finance and the Company to file an officers’ certificate with the trustee each year that states, to the knowledge of a certifying officer, whether or not any defaults exist under the terms of the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, a covenant breach with respect to the debt securities of a series or an event of default under the indenture with respect to the debt securities of the applicable series.
Other than its duties in the case of a covenant breach or an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnification. If indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:
•conducting any proceeding for any remedy available to the trustee; or
•exercising any trust or power conferred upon the trustee.

The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
•the holder has previously given the trustee written notice of a continuing covenant breach or event of default with respect to that series;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding with respect to such covenant breach or event of default;
•the trustee has not started such proceeding within 60 days after receiving the request; and
•the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.
However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment.
Modification and Waiver
Under the Indenture, certain of the rights and obligations of Wells Fargo Finance and the Company and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:
•a change in the stated maturity date of any payment of principal or interest;
•a reduction in payments due on the debt securities;
•a change in the place of payment or currency in which any payment on the debt securities is payable;
•a limitation of a holder’s right to sue Wells Fargo Finance for the enforcement of payments due on the debt securities;
•a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture;
•a reduction in the requirements contained in the indenture for quorum or voting;
•a limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option;
•make any change in the guarantee that would adversely affect any holder or release the Company from the guarantee other than pursuant to the terms of the indenture; and
•a modification of any of the foregoing requirements contained in the indenture.
Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by Wells Fargo Finance or the Company, as applicable, with any covenant or condition contained in the indenture unless Wells Fargo Finance specifies that such covenant or condition cannot be so waived at the time Wells Fargo Finance establishes the series.
In addition, under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the indenture, except:

•a default in the payment of the principal of or any premium or interest on any debt securities of that series; or
•a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.